EXHIBIT 99.1

Vitran Announces Completion of Sale of U.S. LTL Business

TORONTO, Oct. 7, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. ("Vitran" or the "Company") (Nasdaq:VTNC) (TSX:VTN) announced today that it has completed the previously announced sale of its U.S. LTL business to a company owned by industry veteran Matthew Moroun. Mr. Moroun is associated with a number of transportation companies whose interests include LTL, TL, Flatbed, Third Party Logistics and Warehousing.

Under the sale transaction, the purchaser acquired 100% of the common stock of the wholly‑owned U.S. subsidiary which operates Vitran's U.S. LTL business.

In order to complete the transaction, Vitran capitalized the U.S. LTL business with the net amount of USD $3 million, after deducting the USD $2 million purchase price received by Vitran from the purchaser. In addition, the purchaser funded a cash deficit of approximately USD $1.4 million in the U.S. LTL business between September 23, 2013 and closing.

Vitran amended its senior revolving credit agreement to reduce the borrowing capacity to USD $26.3 million, which is the amount of the letters of credit currently outstanding for the U.S. LTL business. As part of the sale transaction, the obligations under the letters of credit remain guaranteed by the Company's Canadian LTL business. However, the purchaser will reduce such letters of credit to zero within the next 90 days.

William S. Deluce, Vitran's Interim President and Chief Executive Officer stated, "We believe the sale of our U.S. LTL business gives our employees and customers the best chance to prosper while also preserving value for all of Vitran's stakeholders. With the completion of this transaction, Vitran is now able to focus all of its attention and resources on its Canadian LTL business."

"Vitran's board of directors, in accordance with the exercise of its fiduciary obligations, and with the assistance of its financial and legal advisors, will continue to pursue a course of action that it believes is in the best interest of Vitran and its stakeholders," also stated Mr. Deluce.

Stephens Inc. acted as exclusive financial advisor, and McMillan LLP acted as legal counsel, to Vitran in connection with this transaction.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward‐looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward‐looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the effects of the transaction on employees, customers and other stakeholders, the risks related to the impact of the transaction on Vitran's Canadian LTL business and the risks of reducing the letters of credit to zero within 90 days after closing, are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward‐looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward‐looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward‐looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664